Exhibit 4.1

Execution Version

CENTURYLINK, INC.,

as Issuer,

and

REGIONS BANK,

as Trustee, Registrar and Paying Agent

Indenture

Dated as of November 27, 2020

4.500% Senior Notes Due 2029

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SECTION 5.01.	Events of Default	18
SECTION 5.02.	Acceleration of Maturity; Collection of Indebtedness and Suits for Enforcement by Trustee; Proofs of Claims; Trustee May Enforce Claims Without Possession	19
SECTION 5.03.	Application of Money Collected	20
SECTION 5.04.	Limitation on Suits	20
SECTION 5.05.	Rights and Remedies Cumulative; Delay or Omission Not Waiver	21
SECTION 5.06.	Control by Holders	21
SECTION 5.07.	Notice of Default	22
SECTION 5.08.	Undertaking for Costs	22
SECTION 5.09.	Noteholder Direction	22
SECTION 5.10.	Stays or Extensions	23

ARTICLE VI. THE TRUSTEE		23

SECTION 6.01.	Certain Duties and Responsibilities	23
SECTION 6.02.	Notice of Default	24
SECTION 6.03.	Certain Rights of Trustee	24
SECTION 6.04.	Trustee Not Responsible for Recitals or Issuance of Notes	26
SECTION 6.05.	May Hold Notes	26
SECTION 6.06.	Money Held in Trust	26
SECTION 6.07.	Compensation and Reimbursement	26
SECTION 6.08.	Corporate Trustee Required; Eligibility; Conflicting Interests	27
SECTION 6.09.	Resignation and Removal; Appointment of Successor	27
SECTION 6.10.	Acceptance of Appointment by Successor	28
SECTION 6.11.	Merger, Conversion, Consolidation or Succession to Business	29

ARTICLE VII. CONSOLIDATION, MERGER AND SALE		29

SECTION 7.01.	Issuer May Consolidate	29
SECTION 7.02.	Successor Corporation	29

ARTICLE VIII. SUPPLEMENTAL INDENTURES		30

SECTION 8.01.	Supplemental Indentures Without Consent of Holders	30
SECTION 8.02.	Supplemental Indentures With Consent of Holders	31
SECTION 8.03.	Execution of Supplemental Indentures	31
SECTION 8.04.	Effect of Supplemental Indentures	32
SECTION 8.05.	Reference in Notes to Supplemental Indentures	32
SECTION 8.06.	Notice of Supplemental Indentures	32

ARTICLE IX. COVENANTS		32

SECTION 9.01.	Payment of Principal, Premium, if Any, and Interest	32
SECTION 9.02.	Maintenance of Office or Agency	32
SECTION 9.03.	Money for Note Payments to Be Held in Trust	33
SECTION 9.04.	Reserved	34
SECTION 9.05.	Reports	34
SECTION 9.06.	Reserved	34
SECTION 9.07.	Purchase of Notes Upon a Change of Control Repurchase Event	34
SECTION 9.08.	Limitation on Liens	36
SECTION 9.09.	Merger and Consolidation	37

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APPENDIX A – Provisions Relating to Notes

EXHIBIT 1 TO APPENDIX A – Form of Note

EXHIBIT A – Form of Incumbency Certificate

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INDENTURE, dated as of November 27, 2020, among CenturyLink, Inc., a corporation duly organized and existing under the laws of the State of Louisiana (doing business as Lumen Technologies, the “Issuer”), having its principal office at 100 CenturyLink Drive, Monroe, Louisiana 71203, and REGIONS BANK, an Alabama state banking corporation, as Trustee, as Registrar, and as Paying Agent.

RECITALS OF THE ISSUER

The Issuer has duly authorized the creation of an issue of 4.500% Senior Notes Due 2029 (the “Notes”), and to provide therefor the Issuer has duly authorized the execution and delivery of this Indenture.

All things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer and to make this Indenture a valid and legally binding agreement of each of the Issuer and the Trustee, in accordance with their and its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I.

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 1.01. Definitions.

For all purposes of this Indenture, and of any indenture supplemental hereto, including the recitals set forth above, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean United States generally accepted accounting principles as in effect on the date of this Indenture;

(c) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, paragraph or other subdivision;

(d) unless otherwise indicated, references to Articles, Sections, paragraphs or other subdivisions are references to such Articles, Sections, paragraphs or other subdivisions of this Indenture; and

(e) “or” is not exclusive and “including” means including without limitation.

“Act” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Notes” has the meaning specified in Section 1.1 of Appendix A.

“Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 2.1(b) of Appendix A.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended, as now or hereafter in effect.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors as now or hereafter in effect.

“Board of Directors” of any Person means the board of directors, a properly empowered committee of such Person or comparable body of such Person.

“Board Resolution” of any Person means a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a day on which banking institutions in the City of Monroe, State of Louisiana, the City of Broomfield, State of Colorado or the Borough of Manhattan, the City and State of New York, or the Corporate Trust Office, as the case may be (depending on whether an office or agency of the Company is being maintained in any such city), are authorized or obligated by law or executive order to close.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Issuer’s properties or assets and the properties or assets of its subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Issuer or one of its subsidiaries; (2) the adoption of a plan relating to the liquidation or dissolution of the Issuer; or (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Issuer’s Voting Stock.

“Change of Control Offer” has the meaning specified in Section 9.07(a).

“Change of Control Payment Date” means the payment date specified in the notice to each Holder of the Notes describing a Change of Control Repurchase Event.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 400 Convention Street, 9th Floor, Baton Rouge, Louisiana 70802, except that, with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

“Default” means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Default Direction” means a Noteholder Direction relating to a notice of Default.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Derivative Instrument” means, with respect to a person, any contract, instrument or other right to receive payment or delivery of cash or other assets to which such person or any affiliate of such person that is acting in concert with such person in connection with such person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the Performance References.

“Directing Holder” means any one or more Holders providing a Noteholder Direction.

“Event of Default” means, with respect to Notes, any event specified in Section 5.01, continued for the period of time, if any, therein designated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings Inc. or any successor to the rating agency business thereof.

“Global Note” means a Rule 144A Global Note or a Regulation S Global Note, as the case may be.

“Government Securities” means direct obligations of, or obligations fully and unconditionally guaranteed or insured by, the United States of America or any agency or instrumentality thereof which are not callable or redeemable at the issuer’s option.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Holder” means a Person in whose name a Note is registered in the Note Register.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment Grade” means (i) a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); (ii) a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); (iii) a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); and (iv) the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Issuer.

“Issue Date” means November 27, 2020.

“Issuer” means the Person named as “Issuer” in the first paragraph of this Indenture, unless and until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” or “Issuer Request” means a written request or order signed in the name of the Issuer by any two Officers, and delivered to the Trustee.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Maturity” means, when used with respect to any Note, the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Moody’s” means Moody’s Investors Service Inc. or any successor to the rating agency business thereof.

“Net Short” means with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a failure to pay or bankruptcy credit event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer immediately prior to such date of determination.

“Note Documents” means this Indenture and the Notes.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 3.03.

“Noteholder Direction” means any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action.

“Notes” has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.

“Offering Memorandum” has the meaning specified in Section 1.1 of Appendix A.

“Officer” means, with respect to any Person, (1) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, any Managing Director, the Secretary or any assistant Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors of such Person

“Officers’ Certificate” shall mean a certificate signed by two Officers of the Issuer. Each such certificate shall include the statements provided for in Section 1.02, if and to the extent required by the provisions thereof.

“Opinion of Counsel” means an opinion of legal counsel of the Issuer, including an employee of the Issuer.

“Original Notes” has the meaning set forth in Section 3.01.

“Outstanding” means, when used with respect to Notes, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) on and after any maturity or redemption date, Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided that (a) the Trustee or the Paying Agent, as applicable, is not prohibited from paying such money to the Holders and (b) if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture;

(iii) Notes, except to the extent provided in Sections 11.02 and 11.03, with respect to which the Issuer has effected defeasance or covenant defeasance as provided in Article Eleven; and

(iv) Notes which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Issuer, provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes as to which any Responsible Officer of the Trustee has received written notice shall be so disregarded and the Trustee shall have no liability or responsibility to verify or confirm such written notice, or the information contained therein. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor.

“Paying Agent” means any Person (including the Issuer acting as Paying Agent) authorized and appointed by the Issuer to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Issuer or to make any payments contemplated under Section 9.07.

“Performance References” means the value and/or performance of the Notes and/or the creditworthiness of the Issuer.

“Permitted Holders” means the members of the Issuer’s board of directors on the date of this Indenture and their respective estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing “beneficially owns” (as defined in Rule 13d-3 under the Exchange Act) at least 50% of the total voting power of the Voting Stock of such Person.

“Person” means any individual, corporation, company, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision or instrumentality thereof or any other entity.

“Position Representation” means a written representation from each Directing Holder to the Issuer and the Trustee that such Holder is not (or, in the case such Holder is the Depository or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Qualified Institutional Buyer” or “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-l(e)(2)(vi)(F) promulgated under the Exchange Act, selected by the Issuer (as certified by a resolution of the Issuer’s board of directors or a duly authorized committee thereof) as a replacement agency for Moody’s, S&P or Fitch, or each of them, as the case may be.

“Rating Date” means the date which is 90 days prior to the earlier of (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or of the Issuer’s intention to effect a Change of Control.

“Ratings Event” means a downgrade by one or more gradations of the rating of the Notes by at least two Ratings Agencies on, or within 90 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the Issuer’s intention to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies), following which the rating of the Notes by at least two of the Rating Agencies so downgrading the Notes during such period is below Investment Grade.

Notwithstanding the foregoing, a Ratings Event otherwise arising by virtue of a particular reduction in Rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Ratings Event for purposes of the definition of Change of Control Repurchase Event set forth in this Section 1.01) if the Rating Agencies making the reduction in Rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Ratings Event).

“Redemption Date” means, when used with respect to any Note to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” means with respect to any Interest Payment Date for the Notes (other than the Stated Maturity date), the January 1 and July 1 immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” has the meaning specified in Section 2.1(a) of Appendix A.

“Responsible Officer” when used with respect to the Trustee shall mean any corporate trust officer or any assistant corporate trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Note” has the meaning specified in Section 2.1(a) of Appendix A.

“S&P” means Standard & Poor’s Financial Services LLC, a division of S&P Global Inc., or any successor to the rating agency business thereof.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.

“Securities Act” means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Stated Maturity” means, when used with respect to a Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Note at the option of the Holder thereof upon the happening of any contingency beyond the control of the Issuer unless such contingency has occurred).

“Subsidiary” means (a) any corporation at least a majority of whose outstanding voting stock shall at the time be owned by the Issuer or by one or more Subsidiaries or by the Issuer and one or more Subsidiaries and (b) the partnerships, joint ventures and any other entities of which the Issuer is the managing general partner or otherwise effectively controls such entity. For the purposes only of the definition of the term “Subsidiary”, the term “voting stock”, as applied to the stock of any corporation, shall mean stock of any class or classes having ordinary voting power for the election of a majority of the directors of such corporation, other than stock having such power only by reason of the occurrence of a contingency.“Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect at the date as of which this Indenture was executed.

“Trustee” means Regions Bank, in its capacity as trustee for the Holders of the Notes under the Note Documents, unless and until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Verification Covenant” means a covenant by a Directing Holder to provide the Issuer and the Trustee with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five business days of request therefor.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The following terms, unless otherwise defined pursuant to this Section 1.01, have the meanings given to them in Appendix A:

“Definitive Note”

“Rule 144A Global Note”

“Transfer Restricted Notes”

SECTION 1.02. Compliance Certificates and Opinions.

Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of no such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.03. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer, stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated (with proper identification of each matter covered therein) and form one instrument.

SECTION 1.04. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.04.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d) If the Issuer shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note. However, any such Holder or future Holder may revoke the request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date such Act becomes effective.

SECTION 1.05. Notices to Trustee and the Issuer.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Kesha A. Jupiter, or

(2) the Issuer by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or electronically to the Issuer addressed to it at the address of the Issuer’s principal office specified in the first paragraph of this Indenture and to 100 CenturyLink Drive, Monroe, LA 71203, Attention: Office of the General Counsel, or at any other address previously furnished in writing to the Trustee by the Issuer.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate in substantially the form of Exhibit A hereto listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling subject to terms hereof. Except to the extent relating to matters arising out of the Trustee’s gross negligence or willful misconduct, the Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding that such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 1.06. Notice to Holders; Waiver.

Where this Indenture provides for notice of any event to Holders by the Issuer or the Trustee, such notice shall be given (unless otherwise herein expressly provided) if electronically delivered or if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to electronically deliver or mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices shall be effective only upon receipt. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Notwithstanding the foregoing, where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depository for such Note (or its designee), pursuant to such Depository’s applicable procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

SECTION 1.07. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.08. Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

SECTION 1.09. Separability Clause.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.10. Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Note Registrar and their successors hereunder and the Holders any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.11. Governing Law.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 1.12. Trust Indenture Act.

For the avoidance of doubt, the Trust Indenture Act is not applicable to this Indenture.

SECTION 1.13. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

SECTION 1.14. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, manager, employee, incorporator, shareholder or member (past, present or future) of the Issuer or its Affiliates, as such, shall have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his, her or its status as a director, officer, manager, employee, incorporator, shareholder or member thereof. By accepting a Note, each Holder waives and releases all such liability to the maximum extent permitted by applicable law.

SECTION 1.15. Independence of Covenants.

All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

SECTION 1.16. Exhibits.

All exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

SECTION 1.17. Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 1.18. Duplicate Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 1.19. Waiver of Jury Trial.

EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 1.20. Submission to Jurisdiction.

The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture. To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

ARTICLE II.

ARTICLE NOTE FORMS

SECTION 2.01. Form and Dating.

Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Issuer. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit 1 to Appendix A are part of the terms of this Indenture.

Subject to complying with the rules of any securities exchange or system on which the Notes may be listed or eligible for trading, the Definitive Notes shall be printed or produced in such manner as determined by the officers of the Issuer executing such Notes, as evidenced by their execution of such Notes.

ARTICLE III.

THE NOTES

SECTION 3.01. Amount of Notes. Subject to Section 3.02, the Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount of $1,000,000,000 (the “Original Notes”).

The Issuer shall be entitled, subject to its compliance with the covenants set forth in this Indenture to issue Additional Notes under this Indenture which shall have identical terms as the Original Notes, other than with respect to the date of issuance, without limitation as to amount, and without the consent of the Holders of the Notes, issue price, initial interest payment date (and such changes as are customary to permit escrow arrangements, if any, in connection with the issuance of such Additional Notes). The Original Notes, any Additional Notes issued pursuant to this paragraph, and any Additional Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

With respect to the Additional Notes, the Issuer shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2) the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that no Additional Notes may be issued after the expiration of the “period of thirteen days” described in Treasury Regulation Section 1.1275-1(f)(1)(iii) unless such issuance would be a “qualified reopening” within the meaning of Treasury Regulation Section 1.1275-2(k)(3) or such Additional Notes have a different CUSIP number than the CUSIP number(s) for the Notes issued on the Issue Date; and

(3) whether such Additional Notes shall be Transfer Restricted Notes and issued in the form of Notes as set forth in the Appendix to this Indenture.

SECTION 3.02. Execution and Authentication. Two Officers shall sign the Notes for the Issuer by manual, electronic or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, an Officers’ Certificate and an Opinion of Counsel and the Trustee in accordance with such written order of the Issuer shall authenticate and deliver such Notes.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Note Registrar, Paying Agent or agent for service of notices and demands.

SECTION 3.03. Note Registrar and Paying Agent. The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Note Registrar”) and an office or agency where Notes may be presented for payment to the Paying Agent. The Note Registrar shall keep a register of the Notes and of their transfer and exchange (the register maintained in the office of the Note Registrar and in any other office or agency designated pursuant to Section 9.02 being herein sometimes referred to as the “Note Register”). The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Issuer shall enter into an appropriate agency agreement with any Note Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Note Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.07.

The Issuer initially appoints the Trustee as Note Registrar and Paying Agent in connection with the Notes.

SECTION 3.04. Paying Agent to Hold Money in Trust. Prior to each due date of the principal and interest on any Note, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 3.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 3.05. Holders Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Note Registrar, upon a written request by the Trustee, the Issuer shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 3.06. Replacement Notes. If a mutilated Note is surrendered to the Note Registrar or if the Holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the UCC are met and the Holder satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Note Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer.

SECTION 3.07. Temporary Notes. Until Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes.

SECTION 3.08. Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Note Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation unless the Issuer directs the Trustee in writing to deliver canceled Notes to the Issuer. The Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 3.09. Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly deliver to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 3.10. CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Issuer nor the Trustee shall have any responsibility for any defect in the “CUSIP” number that appears on any Note, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” number(s).

ARTICLE IV.

SATISFACTION AND DISCHARGE

SECTION 4.01. Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (subject to Section 11.06 and except as to surviving rights of registration of transfer, transfer, exchange and replacement of Notes expressly provided for herein or pursuant hereto) and the Trustee, at the request and expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

(1) either

(a) all Outstanding Notes have been delivered to the Trustee for cancellation in accordance with this Indenture; or

(b) all such Notes not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable within one year, or

(iii) are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee in its sole discretion for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge all Notes not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any, on), and interest on, the Notes to Maturity or the Redemption Date, as the case may be;

(2) the Issuer has paid or caused to be paid all other sums payable by the Issuer hereunder; and

(3) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations under Sections 6.07 and 6.09 and, if money shall have been deposited with the Trustee pursuant to clause (1)(b) of this Section 4.01, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 9.03 shall survive such satisfaction and discharge.

SECTION 4.02. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 9.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE V.

REMEDIES

SECTION 5.01. Events of Default

(a) Whenever used herein with respect to the Notes, “Event of Default” means any one or more of the following events which has occurred and is continuing:

(1) default in the payment of any installment of interest upon any of the Notes, as and when the same shall become due and payable, and continuance of such default for a period of 30 Business Days;

(2) default in the payment of the principal of (or premium, if any, on) any of the Notes as and when the same shall become due and payable, whether at maturity, upon redemption, by declaration or otherwise; provided, however, that notwithstanding the foregoing, the Issuer’s failure to pay, if caused solely by a wire transfer malfunction or similar problem outside the Issuer’s control, shall not be deemed an Event of Default;

(3) failure on the part of the Issuer duly to observe or perform any other of the covenants or agreements on the part of the Issuer contained in the Notes or contained in this Indenture for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Issuer by the Trustee, by registered or certified mail, or to the Issuer and the Trustee by the Holders of at least 30% in aggregate principal amount of the Notes at the time Outstanding; provided that a notice of default may not be given with respect to any action taken, and reported publicly or to the Holders, more than two years prior to such notice of default;

(4) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Issuer a bankrupt or insolvent, or approving as properly filed a petition seeking liquidation or reorganization of the Issuer under the Bankruptcy Code or any other similar applicable Federal or State law, and such decree or order shall have continued unvacated and unstayed for a period of 90 days; or an involuntary case shall be commenced under such Bankruptcy Code in respect of the Issuer and shall continue undismissed for a period of 90 days or an order for relief in such case shall have been entered; or a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of the Issuer of its property, or for the winding up or liquidation of its affairs and such decree or order shall have remained in force unvacated and unstayed for a period of 90 days; or

(5) the Issuer shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking liquidation or reorganization under the Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors.

(b) In each and every such case specified in Section 5.01(a), unless the principal of all the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 30% in aggregate principal amount of the Notes then Outstanding hereunder, by notice in writing to the Issuer (and to the Trustee if given by such Holders), may declare the principal of all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding except as set forth in Section 5.01(c).

(c) The provisions of Section 5.01(b), however, are subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes and the principal of (and premium, if any, on) any and all Notes which shall have become due otherwise than by acceleration, and any and all Defaults under this Indenture, other than the nonpayment of principal on the Notes which shall not have become due by their terms, shall have been remedied or waived as provided in Section 5.06 then and in every such case the Holders of a majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Issuer and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

(d) In case the Trustee shall have proceeded to enforce any right with respect to the Notes under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer and the Trustee shall continue as though no such proceedings had been taken.

SECTION 5.02. Acceleration of Maturity; Collection of Indebtedness and Suits for Enforcement by Trustee; Proofs of Claims; Trustee May Enforce Claims Without Possession. (a) The Issuer covenants that (1) in case default shall be made in the payment of any installment of interest on any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of 30 Business Days, or (2) in case default shall be made in the payment of the principal of (or premium, if any, on) any of the Notes when the same shall have become due and payable, whether upon maturity of the Notes or upon redemption or upon declaration or otherwise — then, upon demand of the Trustee, the Issuer will pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount that then shall have become due and payable on all Notes for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate per annum expressed in the Notes; and, in addition, thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 6.07.

(b) In the case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Notes wherever situated the moneys adjudged or decreed to be payable.

(c) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or other judicial proceedings affecting the Issuer, any other obligor on such Securities, or the creditors or property of either, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of Notes allowed for the entire amount due and payable by the Issuer or such other obligor under the Indenture at the date of institution of such proceedings and for any additional amount which may become due and payable by the Issuer or such other obligor after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 6.07; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders of Notes to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay to the Trustee any amount due it under Section 6.07.

(d) All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to the Notes, may be enforced by the Trustee without the possession of any Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 6.07, be for the ratable benefit of the Holders of the Notes.

In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.03. Application of Money Collected. Any moneys collected by the Trustee pursuant to Section 5.02 with respect to the Notes shall be applied in the order following, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid upon Notes for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on Notes for principal (and premium, if any) and interest, respectively; and

THIRD: To the payment of any surplus then remaining to the Issuer, or its successors and assigns, or to whomsoever may be lawfully entitled thereto.

SECTION 5.04. Limitation on Suits. No Holder of any Notes shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to Notes specifying such Event of Default, as hereinbefore provided, and unless also the Holders of not less than 30% in aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder and shall have offered to the

Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding and the Trustee shall not have received any direction inconsistent with such written notice during such 60-day period by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other such taker and Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the Holders of any other of such Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes. For the protection and enforcement of the provisions of this Section 5.04, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provisions of this Indenture, however, the right of any Holder of any Notes to receive payment of the principal of (and premium, if any) and interest on the Notes, as therein provided, on or after the respective due dates expressed in Notes (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such Holder.

SECTION 5.05. Rights and Remedies Cumulative; Delay or Omission Not Waiver.

(a) All powers and remedies given by this Article V to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any others thereof or of any other powers and remedies available to the Trustee or the Holders of Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture.

(b) No delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 5.04, every power and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

SECTION 5.06. Control by Holders. The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture, as determined by the Trustee, or unduly prejudicial to the rights of Holders of Notes at the time Outstanding not parties thereto. Subject to the provisions of Section 6.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a responsible officer or officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past default in the performance of any of the covenants contained herein and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on, any of the Notes as and when the same shall become due by the terms of such Notes or a call for redemption of Notes. Upon any such waiver, the default covered thereby shall be deemed to be cured and to cease to exist for all purposes of this Indenture and the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.07. Notice of Default. The Trustee shall, within 90 days after the occurrence of a default, transmit by mail, first class postage prepaid, to the Holders of Notes, as their names and addresses appear upon the Note Register, notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term “defaults” for the purposes of this Section 5.07 being hereby defined to be the events specified in subsections (1), (2), (3), (4) and (5) of Section 5.01(a), not including any periods of grace provided for therein and irrespective of the giving of notice provided for by subsection (3) of Section 5.01(a)); provided, that, except in the case of default in the payment of the principal of (or premium, if any) or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or responsible officers, of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Notes; provided further, that in the case of any default of the character specified in Section 5.01(a)(3) with respect to Notes no such notice to the Holders of the Notes shall be given until at least 30 days after the occurrence thereof.

The Trustee shall not be deemed to have knowledge of any default, except (i) a default under subsections (a)(1) or (a)(2) of Section 5.01 as long as the Trustee is acting as paying agent for the Notes or (ii) any default as to which the Trustee shall have received written notice or a Responsible Officer charged with the administration of this Indenture shall have obtained actual knowledge.

SECTION 5.08. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Notes by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.08 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding more than 10% in aggregate principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Notes, on or after the respective due dates expressed in such Notes or established pursuant to this Indenture.

SECTION 5.09. Noteholder Direction. Any Noteholder Direction provided by any Directing Holder must be accompanied by a Position Representation, which representation, in the case of a Default Direction, shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, make a Verification Covenant. In any case in which the Holder is the Depository, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of the Depository.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee evidence that the Issuer has filed papers with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer provides to the Trustee an Officers’ Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred.

Notwithstanding anything in this Section 5.09 to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar insolvency proceeding shall not require compliance with the foregoing paragraphs.

SECTION 5.10. Stays or Extensions. Any time period in this Indenture to cure any actual or alleged default or Event of Default may be extended or stayed by a court of competent jurisdiction.

ARTICLE VI.

THE TRUSTEE

SECTION 6.01. Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) The Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 6.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

SECTION 6.02. Notice of Default.

If a Default occurs and is continuing, the Trustee shall transmit, electronically or by first class mail to each Holder at the address set forth in the Note Register, notice of such Default within 90 days after written notice of it is received by a Responsible Officer of the Trustee; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long in good faith determines that the withholding of such notice is in the interest of the Holders.

The Trustee is not required to take notice or deemed to have notice of any Event of Default with respect to the Notes unless a Responsible Officer of the Trustee shall have received written notice at its Corporate Trust Office (which notice shall reference the Notes, the Issuer and this Indenture) of such Event of Default from the Issuer or any Holder.

SECTION 6.03. Certain Rights of Trustee.

Subject to Section 6.01:

(1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, receive and rely upon an Officers’ Certificate;

(4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee may act through counsel, agents, custodians and nominees and shall not be responsible for the misconduct or negligence of any such person appointed with due care and in good faith;

(6) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(7) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation;

(8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(10) the Trustee may request that the Issuer deliver an Officers’ Certificate in substantially the form of Exhibit A hereto setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded

(11) in no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(12) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a default at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture; and

(13) the Trustee shall not be required to give any bond or surety with respect to the execution of these trusts and powers or otherwise in respect of the premises.

SECTION 6.04. Trustee Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

SECTION 6.05. May Hold Notes.

The Trustee, any Paying Agent, any Note Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes, and may otherwise deal with the Issuer with the same rights it would have if it were not any Trustee, Paying Agent, Note Registrar or such other agent. However, the Trustee must comply with Section 6.08.

SECTION 6.06. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

SECTION 6.07. Compensation and Reimbursement.

The Issuer agrees:

(1) to pay to the Trustee (acting in any capacity hereunder) from time to time such compensation as shall be agreed in writing between the Issuer and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee (acting in any capacity hereunder) in accordance with any provision of this Indenture (including the reasonable and documented compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by the Trustee’s own negligence, willful misconduct or bad faith; and

(3) to indemnify each of the Trustee (acting in any capacity hereunder) its directors, officers, employees and agents for, and to hold them harmless against, any and all loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of any of them, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself or themselves against any claim of liability in the premises.

The obligations of the Issuer hereunder to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder. As security for the performance of such obligations of the Issuer, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(4) or (5), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable federal, state or foreign bankruptcy, insolvency or other similar law.

The provisions of this Article VI shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

SECTION 6.08. Corporate Trustee Required; Eligibility; Conflicting Interests.

(a) There shall be at all times a Trustee hereunder which shall have a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section 6.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time a Responsible Officer of the Trustee shall have actual knowledge that the Trustee ceases to be eligible in accordance with the provisions of this Section 6.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

(b) The Trustee shall be permitted to engage in transactions with the Issuer or its Subsidiaries; provided, however, that if the Trustee acquires any conflicting interest, the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the Commission for permission to continue acting as Trustee or (iii) resign.

SECTION 6.09. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

(b) The Trustee may resign at any time by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed on 30 days prior written notice by Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee designated for removal may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If at any time:

(1) the Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(2) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer, by a Board Resolution (or by a resolution of a duly authorized committee of the Board of Directors of the Issuer), may remove the Trustee or (ii) the Holders of at least 10% in aggregate principal amount of the then Outstanding Notes who have been bona fide Holders of a Note for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee. If the Issuer does not promptly appoint a successor Trustee after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Issuer and the retiring Trustee. In either case, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

(g) The retiring Trustee shall not be liable for any of the acts or omissions of any successor Trustee appointed hereunder.

SECTION 6.10. Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges hereunder, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.

SECTION 6.11. Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such Person shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, consolidation or transfer of assets to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion, consolidation or transfer of assets. The Trustee may merge or consolidate with another entity and in the event of such merger, is not required to provide written notice of same.

ARTICLE VII.

CONSOLIDATION, MERGER AND SALE

SECTION 7.01. Issuer May Consolidate. Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of the Issuer with or into any other corporation or corporations (whether or not affiliated with the Issuer), or successive consolidations or mergers in which the Issuer or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of the property of the Issuer or its successor or successors as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with the Issuer or its successor or successors) authorized to acquire and operate the same; provided, however, the Issuer hereby covenants and agrees that, upon any such consolidation, merger, sale, conveyance, transfer or other disposition, (a) the due and punctual payment of the principal of (and premium, if any) and interest on all of the Notes, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Issuer, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee executed and delivered to the Trustee by the Issuer formed by such consolidation, or into which the Issuer shall have been merged, or by the corporation which shall have acquired such property and (b) the corporation or corporations formed by such consolidation or into which the Issuer is merged or the Person or Persons which acquire by conveyance or transfer, or which lease, the properties and assets of the Issuer substantially as an entirety shall be a Person or Persons organized and existing under the laws of the United States of America, any State thereof or the District of Columbia.

SECTION 7.02. Successor Corporation.

(a) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of (and premium, if any) and interest on all of the Notes Outstanding and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the

Issuer, such successor corporation shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein as the party of the first part, and thereupon the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuer or any other predecessor obligor on the Notes, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any securities which previously shall have been signed and delivered by the officers of the predecessor Issuer to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

(b) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

(c) Nothing contained in this Indenture or in any of the Notes shall prevent the Issuer from merging into itself or acquiring by purchase or otherwise all or any part of the property of any other corporation (whether or not affiliated with the Issuer).

ARTICLE VIII.

SUPPLEMENTAL INDENTURES

SECTION 8.01. Supplemental Indentures Without Consent of Holders.

The Issuer and the Trustee may, at any time and from time to time, without notice to or consent of any Holders of Notes, (i) enter into one or more indentures supplemental hereto and/or (ii) amend, supplement or otherwise modify any other Note Document, in each case:

(1) to evidence the succession of another corporation to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained herein; or

(2) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions for the protection of the Holders of the Notes as the Board of Directors and the Trustee shall consider to be for the protection of the Holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes to waive such default; or

(3) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this indenture as shall not be inconsistent with the provisions of this Indenture and shall not materially and adversely affect the interests of the Holders of the Notes.

For the avoidance of doubt, no amendment to, or deletion of any of the covenants described under Article IX or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any rights of any Holder to receive payment of principal of (or premium, if any), or interest on, the Notes, or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.

SECTION 8.02. Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by Act of such Holders delivered to the Issuer and the Trustee, the Issuer and the Trustee may (i) enter into one or more indentures supplemental hereto and/or (ii) amend, supplement or otherwise modify any other Note Document, in each case, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or such other Note Document or waiving or otherwise modifying in any manner the rights of the Holders hereunder or thereunder, including the waiver of certain past defaults under this Indenture pursuant to Section 5.06; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(1) extend the fixed maturity of the Notes, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of the Notes so affected; or

(2) reduce the aforesaid percentage of the Notes, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of the Notes then Outstanding and affected thereby.

It shall not be necessary for any Act of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 8.03. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution of such supplemental indenture have been fulfilled. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 8.04. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 8.05. Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article VIII may bear a notation in form approved by the Trustee and the Issuer as to any matter provided for in such supplemental indenture. If the Issuer and the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

SECTION 8.06. Notice of Supplemental Indentures.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Article VIII, the Issuer shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 1.06, setting forth in general terms the substance of such supplemental indenture.

ARTICLE IX.

COVENANTS

SECTION 9.01. Payment of Principal, Premium, if Any, and Interest.

The Issuer covenants and agrees for the benefit of the Holders that it shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

SECTION 9.02. Maintenance of Office or Agency.

So long as any Notes remain Outstanding, the Issuer agrees to maintain an office or agency in any of the City of Monroe, State of Louisiana, the City of Broomfield, State of Colorado, or the Borough of Manhattan, the City and State of New York, and at such other location or locations as may be designated as provided in this Section 9.02, where (i) Notes may be presented for payment, (ii) Notes may be presented as hereinabove authorized for registration of transfer and exchange, and (iii) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be given or served. As to such office or agency in any of the City of Monroe, State of Louisiana, the City of Broomfield, State of Colorado, or the Borough of Manhattan, the City and State of New York, the Issuer shall designate the required office or agency to be located in any of the City of Monroe, State of Louisiana, the City of Broomfield, State of Colorado, or the Borough of Manhattan, the City and State of New York, such designation to continue with respect to such office or agency until the Issuer shall, by written notice signed by one of its Officers and delivered to the Trustee, designate some other office or agency for such purposes or any of them. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.

SECTION 9.03. Money for Note Payments to Be Held in Trust.

If the Issuer shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for the Notes, it shall, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of such action or any failure so to act.

The Issuer shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 9.03, that such Paying Agent shall:

(1) hold all sums held by it for the payment of the principal of (or premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal (or premium, if any) or interest;

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(4) indemnify the Trustee and its officers, directors, employees and agents against any loss, cost or liability caused by, or incurred as a result of, such Paying Agent’s acts or omissions.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; and any unclaimed balance of such money then remaining will be repaid to the Issuer, subject to any applicable escheatment laws.

SECTION 9.04. Reserved.

SECTION 9.05. Reports. (a) The Issuer covenants and agrees to file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13, Section 14 or Section 15(d) of the Exchange Act; or, if the Issuer is not required to file information, documents or reports pursuant to any of such sections, then furnish to the Trustee, substantially in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

(b) The Issuer covenants and agrees to, or cause the Trustee to, transmit by mail, first class postage prepaid, reputable over-night delivery service which provides for evidence of receipt, or submitted via the Depository’s electronic messaging system in the case of Notes held through the Depository by Depository participants, to the Holders, as their names and addresses appear upon the Note Register, within 30 days after the furnishing thereof to the Trustee, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to subsection (a) of this Section 9.05 as may be required by rules and regulations prescribed from time to time by the Commission.

(c) The Issuer covenants and agrees to furnish to the Trustee within 135 days of each fiscal year in which any of the Notes are Outstanding, or on or before such other day in each calendar year as the Issuer and the Trustee may from time to time agree upon, a certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Issuer’s compliance with all conditions and covenants under this Indenture. For purposes of this subsection (c), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

(d) Notwithstanding anything else contained in this Section 9.05 to the contrary, the Issuer shall be deemed to have furnished such reports referred to in this Section 9.05 to the Trustee and the Holders if it has filed such reports with the Commission via the EDGAR filing system (or any successor thereto) and such reports are publicly available.

SECTION 9.06. Reserved.

SECTION 9.07. Purchase of Notes Upon a Change of Control Repurchase Event.

(a) If a Change of Control Repurchase Event occurs, unless the Issuer has exercised its right to redeem the Notes in accordance with Article X, the Issuer will, subject to the terms and conditions of this Section 9.07, make an offer (a “Change of Control Offer”) to each Holder of the Notes to repurchase all or any part (in minimum amounts of $2,000 and in integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, together with any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.

(b) Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Issuer will deliver a notice to each Holder of the Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and (i) offering to repurchase the Notes on the Change of Control Payment Date, which date will be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is delivered, (ii) indicating that all Notes validly tendered and not validly withdrawn will, to the extent lawful, be accepted for payment and any Note not tendered will continue to accrue interest, (iii) specifying the CUSIP numbers for the Notes, (iv) stating that, unless the Issuer defaults in its payment in connection with the Change of Control Repurchase Event, all Notes accepted for payment pursuant to the Issuer’s offer to repurchase such Notes will cease to accrue interest after such repurchase, (v) stating that Holders electing to have any Notes repurchased by the Issuer pursuant to this Section 9.07 will be required to surrender such Notes to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the repurchase date, (vi) stating that Holders will be entitled to withdraw their election made pursuant to this Section 9.07 if the Paying Agent receives, not later than the close of business on the second Business Day preceding the repurchase date, an electronic transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for repurchase, and a statement that such Holder is withdrawing his election to have the Notes repurchased and (vii) stating that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion will be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

(c) The notice shall, if delivered prior to the date of consummation of the Change of Control, state that the Issuer’s offer to repurchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date. The Issuer will cause its offer to purchase to remain open for at least 20 Business Days or such longer period as is required by applicable law. To the extent that the provisions of any securities laws or regulations conflict with this Section 9.07, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 9.07 by virtue of such conflict.

(d) On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(i) accept for payment all the Notes or portions of the Notes properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the Notes or portions of the Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased by the Issuer.

(e) The Issuer will determine whether the Notes are properly tendered. The Paying Agent will promptly furnish to each Holder of Notes properly tendered the purchase price for the Notes, and, subject to the terms and conditions of this Indenture, the Trustee will authenticate and furnish (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that such new Note will be in a minimum principal amount of $2,000 and an integral multiple of $1,000 in excess thereof. Any Note properly tendered and accepted for payment will cease to accrue interest on and after the Change of Control Payment Date.

(f) The Issuer will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes such a Change of Control Offer (in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer), and such third party purchases all Notes properly tendered and not withdrawn under its Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control and such other conditions specified therein.

(g) Notwithstanding the preceding or any provision of Rule 13d-3 or 13d-5 under the Exchange Act, for purposes of this Indenture, (i) a person or group shall not be deemed to beneficially own Voting Stock (x) subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement or (y) as a result of veto or approval rights in any joint venture agreement, shareholder agreement or other similar agreement, and (ii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Issuer owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred.

SECTION 9.08. Limitation on Liens. The Issuer will not, while any of the Notes remain Outstanding, create, or suffer to be created or to exist, any mortgage, lien, pledge, security interest or other encumbrance of any kind upon any property of any character of the Issuer whether now owned or hereafter acquired or upon any of the income or profits therefrom unless it shall make effective provision whereby the Notes then Outstanding shall be secured by such mortgage, lien, pledge, security interest or other encumbrance equally and ratably with any and all obligations and indebtedness thereby secured so long as any such obligations and indebtedness shall be so secured; provided, however, that nothing in this Section 9.08 shall be construed to prevent the Issuer from creating, or from suffering to be created or to exist, any mortgages, liens, pledges, security interests or other encumbrances, or any agreements, with respect to:

(1) Purchase money mortgages, or other purchase money liens, pledges or encumbrances of any kind upon property hereafter acquired by the Issuer, or mortgages, liens, pledges, security interests or other encumbrances of any kind existing on such property at the time of the acquisition thereof, or conditional sales agreements or other title retention agreements with respect to any property hereafter acquired; provided, however, that no such mortgage, lien, pledge, security interest or other encumbrance, and no such agreement, shall extend to or cover any other property of the Issuer;

(2) Liens, pledges, security interests, mortgages or other encumbrances of any kind on the shares of stock of a corporation which, when such liens, pledges, security interests, mortgages or other encumbrances arise, concurrently becomes a Subsidiary or liens, pledges, security interests, mortgages or other encumbrances on all or substantially all of the assets of a corporation arising in connection with the purchase or acquisition thereof by the Issuer, provided that such lien or other security interest shall not attach to any other assets of the Issuer;

(3) Liens for taxes, assessments, governmental charges or levies; pledges or deposits to secure obligations under worker’s compensation or unemployment insurance laws or similar legislation; pledges or deposits to secure performance in connection with bids, tenders, contracts, performance bonds and other similar arrangements (other than contracts for the payment of money) or leases to which the Issuer is a party; deposits to secure public or statutory obligations of the Issuer; materialmen’s, mechanics’, carriers’, workers’, repairmen’s or other like liens in the ordinary course of business, or deposits to obtain the release of such liens; deposits to secure surety and appeal bonds to which the

Issuer is a party, other pledges or deposits for similar purposes in the ordinary course of business; liens created by or resulting from any litigation or legal proceeding which at the time is currently being contested in good faith by appropriate proceedings; leases made, or existing on property acquired, in the ordinary course of business; landlord’s liens under leases to which the Issuer is a party; zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the operation of the business of the Issuer or the value of such property for the purpose of such business; the lien of the trustee under any indenture (including this Indenture), liens encumbering property or assets under construction arising from progress or partial payments; liens arising from the filing of UCC financing statements regarding leases or consignments; any interest or title of a lessor in the property subject to any capitalized lease or operating lease; liens arising out of consignment or similar arrangements entered into in the ordinary course of business; and liens existing on March 31, 1994;

(4) Indebtedness assumed by the Issuer of the character specified in the first proviso of Section 9.09 hereof; or

(5) The replacement, extension or renewal of any mortgage, lien, pledge, security interest or other encumbrance, or of any agreement, permitted by the foregoing clauses (1), (2), (3), (4), or the replacement, extension or renewal (without increase) of the indebtedness secured thereby.

SECTION 9.09. Merger and Consolidation. The Issuer will not, while any of the Notes remain Outstanding, consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to, any other Issuer unless the provisions of Article VII hereof are complied with.

If upon any such consolidation or merger, or sale or conveyance, any of the property of the Issuer owned by the Issuer prior thereto would thereupon become subject to any mortgage, security interest, pledge or lien, the Issuer prior to such consolidation, merger, sale or conveyance will secure the Outstanding Notes, or cause the same to be secured, equally and ratably with the other indebtedness or obligations secured by such mortgage, security interest, pledge or lien so long as such other indebtedness or obligations shall be so secured; provided, however, that the subjection of the property of the Issuer to any mortgage, security interest, pledge or lien securing indebtedness of an Affiliate which is required to be assumed by the Issuer in connection with any merger or consolidation of such Affiliate shall be deemed excluded from the operation of this Section 9.09 and shall not require that any of the Notes be secured; and provided, further, that the subjection of property of the Issuer to any mortgage, security interest, pledge or lien of the character referred to in clauses (1), (2), (3), (4) and (5) of Section 9.08 shall be deemed excluded from the operation of this Section 9.09 and shall not require that any of the Notes be secured.

ARTICLE X.

REDEMPTION OF NOTES

SECTION 10.01. Right of Redemption.

The Notes will be subject to redemption at the option of the Issuer, in whole or in part, at any time or from time to time, upon not less than 10 nor more than 60 days’ prior notice, on the terms and at the redemption prices (expressed as percentages of principal amount) set forth in paragraph 5 on the reverse of the form of Note, plus accrued and unpaid interest thereon (if any) to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

SECTION 10.02. Applicability of Article.

This Article Ten shall govern any redemption of the Notes pursuant to Section 10.01.

SECTION 10.03. Election to Redeem; Notice to Trustee.

The Issuer shall, at least 5 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and, to the extent applicable, shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 10.04. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein. The Trustee is permitted to accept the Issuer’s instructions regarding redemptions, notwithstanding anything to the contrary in this Indenture, and the Trustee shall have no liability for any action taken at the Issuer’s direction.

SECTION 10.04. Selection by Trustee of Notes to Be Redeemed.

If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption by lot or by such other method as the Trustee shall deem appropriate and which may provide for the selection for redemption of portions of the principal of Notes and, in the case of Notes represented by a Global Note held by the Depository, in accordance with Depository procedures; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.

The Trustee shall promptly notify the Issuer in writing of all available information (including information obtainable from the Depository) concerning the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

SECTION 10.05. Notice of Redemption.

Notice of redemption shall be given in the manner provided for in Section 1.06 not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed; provided that in the case of Notes held through the Depository by Depository participants, such notice will be submitted via the Depository’s electronic messaging system.

Each notice of redemption shall identify the Notes (including “CUSIP” number(s) and the statement from Section 3.10) to be redeemed and shall state:

(1) the Redemption Date,

(2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 10.07, if any,

(3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

(4) in case any Note is to be redeemed in part only, that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(5) any condition to the obligation of the Issuer to redeem such Notes,

(6) subject to clause (5) above, that on the Redemption Date the Redemption Price (and unpaid and accrued interest, if any, to the Redemption Date payable as provided in Section 10.07) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that, unless the Issuer defaults in making such redemption payment or the Trustee or the Paying Agent is prohibited from making such payment, interest thereon will cease to accrue on and after said date, and

(7) the place or places where such Notes are to be presented and surrendered for payment of the Redemption Price and accrued interest, if any.

Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer; provided, however, in the latter case the Issuer shall give the Trustee at least 5 days prior notice (or such shorter notice as the Trustee may permit) of the date of the giving of the notice.

If the Issuer has given notice of redemption as provided in this Indenture and made available funds for the redemption of the Notes (or any portion thereof) called for redemption on or prior to the redemption date referred to in such notice, those Notes will cease to bear interest on that Redemption Date and the only right of the Holders of those Notes will be to receive payment of the Redemption Price.

SECTION 10.06. Deposit of Redemption Price.

On or prior to any Redemption Date (and if on any Redemption Date, before 2:00 P.M. New York City time, on such date), the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.03) an amount of money sufficient to pay the Redemption Price of, and unpaid and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) on, all the Notes which are to be redeemed on that date.

SECTION 10.07. Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with unpaid and accrued interest, if any, to the Redemption Date), and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest or the Trustee or the Paying Agent shall be prohibited from making such payment) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the Redemption Price, together with unpaid and accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant record dates according to their terms.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

SECTION 10.08. Notes Redeemed in Part.

Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Issuer maintained for such purpose pursuant to Section 9.02 (with, if the Issuer and the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

SECTION 10.09. Effect of Notice of Redemption.

Except as otherwise provided in Section 10.10, once a notice of redemption is sent in accordance with Section 10.05 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price.

SECTION 10.10. Conditional Redemptions or Offers to Purchase.

Notice of any redemption of, or any offer to purchase, the Notes may, at the Issuer’s discretion, be (i) given in connection with, and prior to the completion of, any private placements or underwritten public offerings of the Issuer’s debt or equity securities, other transactions (or series of related transactions) or an event that constitutes a Change of Control, and (ii) subject to one or more conditions precedent, including but not limited to completion of any such related offering, transaction or other event, as the case may be. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and any notice with respect to such redemption or purchase may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date or purchase date, or by the redemption date or purchase date as so delayed, or such notice or offer may be rescinded at any time in the Issuer’s discretion if it reasonably believes that any or all of such conditions will not be satisfied or waived. In addition, the Issuer may provide in such notice or offer that payment of the redemption or purchase price and performance of its obligations with respect to such redemption or offer to purchase may be performed by another person.

ARTICLE XI.

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 11.01. Issuer’s Option to Effect Defeasance or Covenant Defeasance.

The Issuer may, at its option by Board Resolution of the Issuer, at any time, with respect to the Notes, elect to have either Section 11.02 or Section 11.03 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Eleven.

SECTION 11.02. Defeasance and Discharge.

Upon the Issuer’s exercise under Section 11.01 of the option applicable to this Section 11.02, the Issuer shall be deemed to have been discharged from their obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 11.04 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 11.05 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all their other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the Issuer’s obligations with respect to such Notes under Section 2.3 of Appendix A and Sections 3.03, 3.06, 3.07, 9.02 and 9.03 and the Issuer’s rights under Section 10.01, (B) rights of Holders to receive payment of principal of (and premium, if any) and interest on such Notes (but not the Purchase Price referred to under Section 9.07) and any rights of the Holders with respect to such amounts, (C) the rights, obligations and immunities of the Trustee under this Indenture and (D) this Article Eleven. Subject to compliance with this Article Eleven, the Issuer may exercise its option under this Section 11.02 notwithstanding the prior exercise of its option under Section 11.03 with respect to the Notes.

SECTION 11.03. Covenant Defeasance.

Upon the Issuer’s exercise under Section 11.01 of the option applicable to this Section 11.03, the Issuer shall be released from their obligations under any covenant contained in in Sections 7.02, 9.05, 9.08 and 9.09, with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent, declaration or other Act of Holders (and the consequences of any thereof) in connection with such provisions, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such provision or by reason of any reference in any such provision to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 5.01(a)(3), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 11.04. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 11.02 or Section 11.03 to the Outstanding Notes:

(1) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.08 who shall agree to comply with the provisions of this Article XI applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, at any time prior to the Maturity of the Notes: (A) money in an amount, or (B) Government Securities which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the Notes, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a certified public accountant (selected by the Issuer in its sole discretion) expressed in a written certification delivered to the Trustee, to pay and discharge the principal of (and premium, if any, on) and interest on, the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee (or such other trustee) shall have been irrevocably instructed in writing to apply such money or the proceeds of such Government Securities to said payments with respect to the Notes. Before such a deposit, the Issuer may give to the Trustee, in accordance with Section 10.03, a notice of their election to redeem all of the Outstanding Notes at a future date in accordance with Article X, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

(2) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound.

(4) In the case of an election under Section 11.02, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(5) In the case of an election under Section 11.03, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(6) The Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 11.02 or the covenant defeasance under Section 11.03 (as the case may be) have been complied with.

SECTION 11.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 9.03, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.05, the “Trustee”) pursuant to Section 11.04 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law or to the extent the Issuer acts as the Issuer’s Paying Agent.

The Issuer shall pay and indemnify the Trustee and (if applicable) its officers, directors, employees and agents against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 11.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article XI to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer’s Request any money or Government Securities held by it as provided in Section 11.04 which, in the opinion of a certified public accountant (selected by the Issuer in its sole discretion) expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article XI.

SECTION 11.06. Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 4.01 or 11.05 by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under the Note Documents shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01, 11.02 or 11.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance therewith; provided, however, that if the Issuer makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

CENTURYLINK, INC. (d/b/a Lumen Technologies)

By:	/s/ Rafael Martinez-Chapman
	Name:	Rafael Martinez-Chapman
	Title:	Senior Vice President and Treasurer

Signature Page to Indenture

REGIONS BANK as Trustee

By:	/s/ Kesha A. Jupiter
Name: Kesha A. Jupiter
Title: Vice President

Signature Page to Indenture

APPENDIX A

FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A AND TO CERTAIN PERSONS IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S.

PROVISIONS RELATING TO NOTES

1. Definitions.

1.1 Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Additional Notes” means, subject to the Issuer’s compliance with the covenants in the Indenture, 4.500% Senior Notes Due 2029 issued from time to time after the Issue Date under the terms of the Indenture (other than pursuant to Section 3.06, 3.07 or 10.08 of the Indenture).

“Definitive Note” means a certificated Note bearing, if required, the restricted securities legend set forth in Section 2.3(c).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Notes” has the meaning stated in the first recital of the Indenture and more particularly means any Notes authenticated and delivered under the Indenture.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Offering Memorandum” means the final offering memorandum dated November 23, 2020, in connection with the sale of the Notes.

“Original Notes” means Notes in the aggregate principal amount of $1,000,000,000 issued on November 27, 2020.

“Qualified Institutional Buyer” or “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Securities Act” means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the legend set forth in Section 2.3(c) hereto.

1.2 Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1	(b)
“Global Note”	2.1	(a)
“Regulation S”	2.1
“Regulation S Global Note”	2.1	(a)
“Rule 144A”	2.1
“Rule 144A Global Note”	2.1	(a)

2. The Notes.

2.1 Form and Dating.

The Notes will be resold initially only to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and in reliance on Regulation S under the Securities Act (“Regulation S”). The Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S.

(a) Global Notes. Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”) and Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more global securities (collectively, the “Regulation S Global Note”), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture. The Rule 144A Global Note and Regulation S Global Note are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Issuer, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as Notes Custodian.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as Notes Custodian or under such Global Note, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(c) Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Notes.

2.2 Authentication. The Trustee shall authenticate and deliver: (1) Original Notes, and (2) any Additional Notes upon a written order of the Issuer signed by two officers or by an officer and either an Assistant Treasurer or an Assistant Secretary of the Issuer. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Note Registrar or a co-registrar with a request:

(x) to register the transfer of such Definitive Notes; or

(y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Note Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Note Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(ii) are being transferred or exchanged pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Note Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Notes are being transferred to the Issuer, a certification to that effect; or

(C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, (i) a certification to that effect and (ii) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(c)(i).

(b) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Note Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(c) Legend.

(i) Except as permitted by the following paragraph (ii), each certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF CENTURYLINK, INC., THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN “AFFILIATE” (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF CENTURYLINK, INC. AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO CENTURYLINK, INC., (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED UNDER REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (4) PURSUANT TO ANY EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF CENTURYLINK, INC. THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.”

Each Definitive Note will also bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE NOTE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act:

(A) in the case of any Transfer Restricted Note that is a Definitive Note, the Note Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note; and

(B) in the case of any Transfer Restricted Note that is represented by a Global Note, the Note Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, in either case, if the Holder certifies in writing to the Note Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(d) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(e) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Note Registrar’s or co-registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 8.06 and 10.08 of the Indenture).

(iii) The Note Registrar or co-registrar shall not be required to register the transfer of or exchange of any Note for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Notes or 15 days before an Interest Payment Date.

(iv) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent, the Note Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Note Registrar or any co-registrar shall be affected by notice to the contrary.

(v) All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(f) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Notes.

(a) A Global Note deposited with the Depository or with the Trustee as Notes Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Issuer that it is unwilling or unable to continue as a Depository for such Global Note or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act, and a successor Depository is not appointed by the Issuer within 90 days of such notice, or (ii) a Default or an Event of Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under the Indenture.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Definitive Notes issued in exchange for any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(c), bear the restricted securities legend set forth in Exhibit 1 hereto.

(c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under the Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Issuer will promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.

EXHIBIT 1

to APPENDIX A

[FORM OF FACE OF NOTE]

[Global Notes Legend]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[Restricted Notes Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF CENTURYLINK, INC., THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN “AFFILIATE” (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF CENTURYLINK, INC. AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO CenturyLink, INC., (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED UNDER REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (4) PURSUANT TO ANY EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF CENTURYLINK, INC. THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

A-Ex. 1-1

[Definitive Notes Legend]

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE NOTE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

[FORM OF FACE OF NOTE]

No. [●]	[in an initial amount of $[●]; the principal amount of CenturyLink, Inc.’s 4.500% Senior Notes Due 2029 represented by this Note and all other Notes constituting Original Notes not to exceed at any time the lesser of $1,000,000,000 and the aggregate principal amount of such 4.500% Senior Notes Due 2029 then outstanding.]**

4.500% Senior Notes Due 2029

CUSIP No. [156700 BD7]*[U1566P AD7]†

ISIN No. US156700BD72]‡[USU1566PAD79]§

CENTURYLINK, INC. (doing business as Lumen Technologies), a Louisiana corporation, promises to pay to [Cede & Co.]**, or registered assigns, the principal sum [of                 Dollars]†† [set forth on the Schedule of Increases or Decreases annexed hereto] on January 15, 2029.

Interest Payment Dates (Stated Maturity for installments of interest): January 15 and July 15.

Record Dates: January 1 and July 1.

**	Insert for Global Notes
*	For 144A Notes
†	For Regulation S Notes
‡	For 144A Notes
§	For Regulation S Notes
††	Insert for Definitive Notes

A-Ex. 1-2

EXHIBIT 1

to APPENDIX A

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

CENTURYLINK, INC., (d/b/a Lumen Technologies)

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:
REGIONS BANK, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

by:
Authorized Signatory

A-Ex. 1-3

EXHIBIT 1

to APPENDIX A

[FORM OF REVERSE SIDE OF NOTE]

4.500% Senior Notes Due 2029

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture referred to below.

1. Interest

CENTURYLINK, INC. (doing business as Lumen Technologies), a Louisiana corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer will pay interest semiannually on January 15 and July 15 of each year (which dates shall constitute the Stated Maturity for installments of interest due), commencing July 15, 2021, and on the maturity date. Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 27, 2020. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment

The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 1 and July 1 next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date. The Issuer will pay interest on the Notes on the maturity date to the Persons entitled to the principal of the Notes. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuer will make all payments in respect of a Definitive Note (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that, at the option of the Issuer, payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder requests payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Note Registrar

Initially, Regions Bank, an Alabama state banking corporation (the “Trustee”), will act as Paying Agent and Note Registrar. The Issuer may appoint and change any Paying Agent, Note Registrar or co-registrar without notice.

A-Ex. 1-4

4. Indenture

The Issuer issued the Notes under an Indenture dated as of November 27, 2020 (the “Indenture”) among the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

The Notes are senior unsecured obligations of the Issuer. [This Note is one of the Original Notes referred to in the Indenture issued in an aggregate principal amount of $1,000,000,000. The Notes include the Original Notes and any Additional Notes]. [This Note is one of the Additional Notes issued in addition to the Original Notes in an aggregate principal amount of $1,000,000,000 previously issued under the Indenture. The Original Notes and the Additional Notes are treated as a single class of securities under the Indenture.] The Indenture imposes certain limitations on the ability of the Issuer to incur liens. The Indenture also imposes limitations on the ability of the Issuer to consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to any other Issuer.

5. Optional Redemption

At any time or from time to time before January 15, 2024, the Issuer may, at its option, redeem some or all of the Notes, upon not less than 10 nor more than 60 day’s prior notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest thereon (if any) to, but not including, the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of (1) 1.0% of the principal amount of such Note and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Note at January 15, 2024 (such redemption price being set forth in the table appearing below), plus (ii) all accrued and unpaid interest that would be payable through January 15, 2024 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, over (b) the principal amount of such Note.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to January 15, 2024; provided, however, that if the period from the redemption date to January 15, 2024 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

At any time or from time to time on or after January 15, 2024, the Issuer may, at its option, redeem some or all of the Notes, upon not less than 10 nor more than 60 days’ prior notice, at the redemption prices set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest thereon (if any) to, but not including, the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve months beginning January 15 of the years indicated below:

A-Ex. 1-5

Year	Redemption Price
2024	102.250%
2025	101.125%
2026 and thereafter	100.000%

In addition, at any time or from time to time on or before January 15, 2024, the Issuer may, at its option, on one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes (including any Additional Notes) at a redemption price equal to 104.500% of the principal amount of the Notes so redeemed, plus accrued and unpaid interest thereon (if any) to the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), in an amount equal to or less than the net cash proceeds from one or more private placements of, or underwritten public offerings of, its common stock; provided, however, that at least 50% of the original aggregate principal amount of the Notes (including any Additional Notes) would remain outstanding immediately after giving effect to each such redemption unless all such Notes are redeemed substantially concurrently. Any such redemption shall be made within 180 days of such private placement or public offering upon not less than 10 nor more than 60 days’ prior notice.

Notwithstanding the foregoing, in connection with any tender offer for the Notes, including any offer to purchase Notes pursuant to Section 9.07 of the Indenture, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 60 days following such purchase date, to redeem (with respect to the Issuer) or repurchase (with respect to a third-party) all Notes that remain outstanding following such purchase at a Redemption Price equal to the greater of (i) the highest price offered to any other Holder in such tender offer or other offer to purchase (which may be less than par and shall exclude any early tender premium or similar premium and any accrued and unpaid interest paid to any Holder in such tender offer payment) and (ii) par, plus accrued and unpaid interest (if any) thereon, to, but excluding the date of such redemption or purchase, subject to the right of Holders of record of the Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the date of purchase or Redemption Date.

Notice of any redemption may be made subject to one or more conditions precedent in the manner specified in Section 10.10 of the Indenture.

The Issuer and its Affiliates may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, so long as such acquisition does not otherwise violate the terms of the Indenture.

6. Sinking Fund

The Notes are not subject to any mandatory redemption, amortization or sinking fund payments.

7. Notice of Redemption

Notice of redemption will be delivered in the manner set forth in the Indenture.

A-Ex. 1-6

8. Repurchase of Notes at the Option of Holders upon Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless the Issuer has exercised its right to redeem the Notes in accordance with Section 5 above, the Issuer will, subject to the terms and conditions of Section 9.07 of the Indenture, make an offer to each Holder of the Notes to repurchase all or any part of the Notes of such Holder at a repurchase price in cash equal to 101% of the principal amount of the Notes to be repurchased on the applicable repurchase date plus accrued and unpaid interest, if any, to such repurchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) as provided in, and subject to the terms and conditions of, the Indenture.

9. Denominations; Transfer; Exchange

The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar or co-registrar need not register the transfer of or exchange of any Note for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Notes or 15 days before an Interest Payment Date.

10. Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment of principal, premium (if any), or interest remains unclaimed for two years, then such money shall be handled in the manner set forth in the Indenture.

12. Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money and/or Government Securities for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be.

13. Reserved.

14. Counterparts.

This Note may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

15. Trustee Dealings with the Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. However, the Trustee must comply with Section 6.08 of the Indenture.

A-Ex. 1-7

16. No Recourse Against Others

No director, officer, manager, employee, incorporator, shareholder or member (past, present or future) of the Issuer or its Affiliates, as such, shall have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his, her or its status as a director, officer, manager, employee, incorporator, shareholder or member thereof. By accepting a Note, each Holder waives and releases all such liability to the maximum extent permitted by applicable law.

17. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuer will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

A-Ex. 1-8

EXHIBIT 1

to APPENDIX A

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

___________________________________________________

___________________________________________________

(Print or type assignee’s name, address and zip code)

___________________________________________________

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:                          Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐ to the Issuer; or

(2)

☐   inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(4)	☐ pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

A-Ex. 1-9

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your signature

Signature Guarantee:
Date:	Signature of Signature Guarantee
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED:

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an

executive officer

A-Ex. 1-10

EXHIBIT 1

to APPENDIX A

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[                        ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

A-Ex. 1-11

EXHIBIT 1

to APPENDIX A

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 9.07 (Change of Control Triggering Event) of the Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 9.07 of the Indenture, state the amount:

$
Date: Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

A-Ex. 1-12

EXHIBIT A

INCUMBENCY CERTIFICATE

The undersigned,                      , being the                          of                          (the “Company”) does hereby certify that the individuals listed below are qualified and acting officers of the Company as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, Regions Bank, as Trustee under the Indenture dated as of November 27, 2020 among the Issuer and Regions Bank, as Trustee.

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the                  day of      , 20      .

By:
Name:
Title: